UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012
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Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 28, 2011, a group led by Neighbors for the Preservation of the Big and Little Creek Community (an unincorporated association) and People for Payette's Future, Inc. (an Idaho nonprofit corporation) (the "Petitioners") filed a petition for judicial review in the District Court of the Third Judicial District of the State of Idaho (Case No. CV-2011-335).  This petition for judicial review challenges the Payette County Planning & Zoning Commission's (the "Commission's") approval of the Registrant's application for a height variance (the "Variance Approval"), as well as the Payette County Board of County Commissioners' (the "Board's") rejection of the Petitioners' appeal to the Board of the Variance Approval.  The suit makes general allegations that the Variance Approval violates Idaho law and Payette County Code.  Specific allegations will be made once the agency record is finalized and the briefing schedule begins, which is expected to commence shortly after a hearing on the agency record, currently scheduled for February 13, 2012.  While the Registrant is not a party to the suit, its Motion to Intervene was granted (pursuant to a stipulation) on May 6, 2011.

On September 23, 2011, the Petitioners (less a few individuals that participated in the appeal of the Variance Approval) filed a petition for judicial review in the District Court of the Third Judicial District of the State of Idaho (Case No. CV-2011-959).  This petition for judicial review challenges the Board's approval of the Registrant’s application for a rezone and development agreement (the "Rezone and DA Approval").  The suit makes general allegations that the Rezone and DA Approval violates Idaho law and Payette County Code.  Specific allegations will be made once the agency record is finalized and the briefing schedule begins.  Because the agency record for the Rezone and DA Approval will include many of the same documents found in connection with the Variance Approval, it is expected that this case will proceed once the agency record for the Variance Approval has been finalized.  While the Registrant is not a party to the suit, its Motion to Intervene was granted (pursuant to a stipulation) on November 15, 2011.

While the County is the named respondent in the petitions for judicial review, AEHI's intervention allows it to fully participate in the effort to defend the County's decisions to grant the Variance Approval and Rezone and DA Approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC.

Date: January 26, 2012	By:	/s/ Donald L. Gillispie
Donald L. Gillispie President and Chief Executive Officer